Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2026, relating to the financial statements of Collegium Pharmaceutical, Inc. and the effectiveness of Collegium Pharmaceutical, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Collegium Pharmaceutical, Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 1, 2026